UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2022

 CUSTOM TRUCK ONE SOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 Independence Avenue Kansas City, Missouri	64125
(Address of principal executive offices)	(Zip code)

(816) 241-4888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	CTOS	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	CTOS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2022, the Board of Directors (the “Board”) of Custom Truck One Source, Inc. (the “Company”) appointed Ryan McMonagle as Chief Executive Officer, effective March 20, 2023, as part of the Board’s succession plan. Mr. McMonagle succeeds Fred Ross, the Company’s Chief Executive Officer, who notified the Board on December 7, 2022 that he would be retiring as Chief Executive Officer, effective March 20, 2023. Mr. Ross has agreed to remain with the Company as Founder and will continue to serve as a member of the Board.

Mr. McMonagle, age 44, has served as the Company’s President and Chief Operating Officer since the consummation of Nesco Holdings II, Inc.’s acquisition of Custom Truck L.P. in April 2021. Mr. McMonagle joined Custom Truck L.P. as Chief Financial Officer in 2015. He became Chief Operating Officer of Custom Truck L.P. in 2017. Previously, Mr. McMonagle was Chief Financial Officer of Sound United and DEI Holdings, a portfolio company of Charlesbank Capital Partners, where he was responsible for the continued integration of multiple businesses, including Polk Audio, Definitive Technology and Directed Electronics. Mr. McMonagle was previously Chief Financial Officer and Chief Development Officer for Smashburger, a portfolio company of Consumer Capital Partners. Mr. McMonagle started his career at Bain and Company. Mr. McMonagle received his MBA from Harvard Business School and bachelor’s degree in finance from Southern Methodist University.

In connection with Mr. McMonagle’s appointment as Chief Executive Officer of the Company, the Company and Mr. McMonagle entered into an amended and restated employment agreement, dated December 7, 2022 (the “McMonagle Employment Agreement”), pursuant to which Mr. McMonagle will serve as Chief Executive Officer commencing on March 20, 2023 for an initial term of five years, subject to automatic renewal for successive one-year periods. As soon as reasonably practicable following the effective date of the McMonagle Employment Agreement, Mr. McMonagle will be appointed as a member of the Board and, following expiration of Mr. McMonagle’s term on the Board, the Company will continue to nominate him for election to the Board while he remains Chief Executive Officer. Pursuant to the McMonagle Employment Agreement, Mr. McMonagle is entitled to receive an annual base salary of $850,000 and an annual cash bonus equal to 50% of his annual base salary based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its compensation committee. Mr. McMonagle will also be eligible to receive equity awards under the Company’s Amended and Restated 2019 Omnibus Incentive Plan (the “Plan”), as determined by the Board or its compensation committee.

Under the McMonagle Employment Agreement, in the event that Mr. McMonagle’s employment is terminated either by the Company without “cause” or by Mr. McMonagle for “good reason” (as such terms are defined therein) or in connection with the non-renewal of the term of employment by the Company, subject to his execution and non-revocation of a general release of claims and continued compliance with the restrictive covenant obligations set forth in his restrictive covenant agreement, Mr. McMonagle would be entitled to: (i) two times his base salary, payable in installments during the 24-month period following his termination; (ii) any prior year’s earned but unpaid annual bonus; (iii) a prorated annual bonus for the year of termination based on actual performance; and (iv) continued participation in the Company’s group health plan for up to 24 months at the same cost applicable to active employees. In the event that Mr. McMonagle’s employment is terminated due to his death or disability, Mr. McMonagle or his estate or beneficiaries would be entitled to continued participation in the Company’s group health plan for up to 12 months at the same cost applicable to active employees.

In connection with Mr. Ross’ transition to the role of Founder of the Company, the Company and Mr. Ross entered into an amended and restated employment agreement, dated December 7, 2022 (the “Ross Employment Agreement”), pursuant to which Mr. Ross will serve as Founder commencing on March 20, 2023 for an initial term of one year, subject to automatic renewal for successive one-year periods, and will continue to serve on the Board as a Class B director until such time as Mr. Ross voluntarily resigns, the Board requests that he resign or he is not renominated to the Board or approved by the shareholders of the Company. Pursuant to the Ross Employment Agreement, Mr. Ross is entitled to receive an annual base salary of $800,000 and an annual cash bonus equal to 50% of his annual base salary based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its compensation committee. Mr. Ross will also be eligible to receive equity awards under the Plan, as determined by the Board or its compensation committee.

Under the Ross Employment Agreement, in the event that Mr. Ross’ employment is terminated either by the Company without “cause” or by Mr. Ross for “good reason” (as such terms are defined therein) or in connection with the non-renewal of the term of employment by the Company, subject to his execution and non-revocation of a general release of claims and continued compliance with the restrictive covenant obligations set forth in his restrictive covenant agreement, Mr. Ross would be entitled to: (i) two times his base salary, payable in installments during the 24-month period following his termination; (ii) any prior year’s earned but unpaid annual bonus; (iii) a prorated annual bonus for the year of termination based on actual performance; and (iv) continued participation in the Company’s group health plan for up to 24 months at the same cost applicable to active employees. In the event that Mr. Ross’ employment is terminated due to his death or disability, Mr. Ross or his estate or beneficiaries would be entitled to continued participation in the Company’s group health plan for up to 12 months at the same cost applicable to active employees.

The foregoing descriptions of the McMonagle Employment Agreement and the Ross Employment Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the McMonagle Employment Agreement and the Ross Employment Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 7, 2022, the Company issued a press release announcing the appointment of Mr. McMonagle as Chief Executive Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between the Company and Ryan McMonagle, dated December 7, 2022
10.2	Amended and Restated Employment Agreement, by and between the Company and Fred Ross, dated December 7, 2022
99.1	Press release issued by Custom Truck One Source, Inc. on December 7, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2022	Custom Truck One Source, Inc.

/s/ Christopher J. Eperjesy
Christopher J. Eperjesy Chief Financial Officer

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